                                                                   Exhibit 99.16



       DEAN WITTER US GOVERNMENT MONEY MARKET TRUST

       Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


(18)   The Trust's current yield for the seven days ending
       January 31, 1998

        (A-B)   x   365/N

        (1.000932 -1)  x  365/7    =    4.86%

       The Trust's effective annualized yield for the seven days ending January 31, 1998

          365/N
       A            - 1

          365/7
       1.000932     - 1            =    4.98%

       A =  Value of  a share of the Trust at end of period.
       B = Value of a share of the Trust at beginning of period. N = Number of days in the period.

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                           DEAN WITTER U.S. GOVERNMENT MONEY MARKET TRUST


(A)        GROWTH OF $10,000
(B)        GROWTH OF $50,000
(C)        GROWTH OF $100,000


FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION


INVESTED - P      TOTAL
$10,000, $50,000  RETURN - TR          (A)   GROWTH OF        (B)   GROWTH OF             (C)   GROWTH OF
$100,000          31-Jan-98            $10,000 INVESTMENT- G  $50,000 INVESTMENT- G       $100,000 INVESTMENT- G
-----------       -----------          ---------------------  ---------------------       ----------------------
 17-Feb-82           157.36               $25,736                    $128,680                   $257,360